EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to C&F financial Corporation 1999 Regional Director Stock Compensation Plan and in the related prospectus of our report dated January 15, 1999, on the consolidated financial statements of C&F Financial Corporation as of December 31, 1998, and for the period ended December 31, 1998, which appears in the annual report on form 10-K of C&F Financial Corporation for the year ended December 31, 1998.


/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
October 20, 1999